Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(1,415,840)
Unrealized Gain (Loss) on Market Value of Futures	959,410
Dividend Income	497
Interest Income	33
ETF Transaction Fees	2,000
Total Income (Loss)	$(453,900)

Expenses
Investment Advisory Fee	$6,123
Brokerage Commissions	1,269
NYMEX License Fee	249
Non-interested Directors' Fees and Expenses	72
Prepaid Insurance Expense	44
Other Expenses	4,031
Total Expenses	11,788
Expense Waiver	(2,447)
Net Expenses	$9,341
Net Gain (Loss)	$(463,241)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/10	$18,390,721
Withdrawals (200,000 Units)	(8,878,154)
Net Gain (Loss)	(463,241)

Net Asset Value End of Period	$9,049,326
Net Asset Value Per Unit (200,000 Units)	$45.25

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502